EXHIBIT 10.6











                         THE CARNIVAL CORPORATION
                  "FUN SHIPsm" NONQUALIFIED SAVINGS PLAN


                         Effective January 1, 1998

                         THE CARNIVAL CORPORATION
                  "FUN SHIPsm" NONQUALIFIED SAVINGS PLAN

                         Effective January 1, 1998

                                ARTICLE 1.   PURPOSE

     Carnival Corporation has established The Carnival Corporation "Fun Ship "Nonqualified Savings Plan, effective January 1, 1998. The Carnival Corporation "Fun Ship" Nonqualified Savings Plan is a nonqualified deferred compensation plan for a select group of management or highly compensated employees of Carnival Corporation and its participating subsidiaries and affiliated companies as a means of sheltering a portion of an eligible individual's income from current taxation while accumulating resources for future investments.

                                ARTICLE 2.   DEFINITIONS

     For the purpose of this Plan the following terms shall have the meanings as set forth below unless the context requires otherwise:

          2.1 Affiliated Company means (a) a member with an Employer of a controlled group of corporations, (b) an unincorporated trade or business which is under common control with an Employer as determined in accordance with Section 414(c) of the Code, or (c) a member with an Employer of an affiliated service group, as defined in Section 414(m) of the Code. A corporation or an unincorporated trade or business shall not be considered an Affiliated Company during any period it does not satisfy clause
               (a), (b), or (c) of this definition. For purposes of this definition, a "controlled group of corporations" is a controlled group of corporations as defined in Section 414(b) of the Code.

          2.2 Beneficiary means the surviving Spouse of the Participant, unless such surviving Spouse has previously consented to the designation of another person, estate, trust, or organization as Beneficiary in a writing acknowledging the effect of such designation, which writing is witnessed by a notary public. The Beneficiary of an unmarried participant or of a married Participant with a consenting Spouse shall mean any person(s) who, or estate, trust, or organization which, becomes entitled to receive benefits upon the death of a Participant. In the event an unmarried Participant fails to designate a Beneficiary, the Participant's estate shall be deemed to be his Beneficiary. A Participant shall file with the Retirement Committee a written designation of Beneficiary. Such a designation may be changed or revoked by a written notice filed with the Retirement Committee; however, such a change must be properly consented to by the Participant's Spouse, if the Spouse is not named as Beneficiary. In the case of a Participant with no Spouse, his designation of Beneficiary shall automatically be revoked upon the marriage or remarriage of the Participant.

          2.3       Board means the Board of Directors of the Company.

          2.4 Bonus means any discretionary year-end cash bonuses paid for services with an Employer.

          2.5 Code means the Internal Revenue Code of 1986, as amended from time to time.

          2.6 Company means Carnival Corporation or any successor by merger, consolidation or sale of assets.

          2.7       Effective Date means January 1, 1998.

          2.8 Eligible Earnings shall be determined for purposes of a Participant's Employee Deferral Contributions and the Matching Contributions and Profit-Sharing Contributions made on the Participant's behalf as follows:

          (a) For purposes of a Participant's Employee Deferral Contributions for any payroll period, the Participant's Eligible Earnings shall consist of: (1) the following amounts received by the Participant for such payroll period: the Participant's regular base wages or salary, commissions, overtime, holiday pay, retroactive pay, workers' compensation payments made by the Employer, benefit hour payments, and discretionary bonuses that are not deferred under
     Section 4.4; plus (2) the amounts deferred for such payroll period under Section 4.1 and under any plan maintained by the Employer under Code Section 125 or 401(k).

          (b) For purposes of any Matching Contributions made on behalf of a Participant for any payroll period, the Participant's Eligible Earnings shall consist of: (1) the following amounts received by the Participant for such payroll period: the Participant's base wages or salary, commissions, overtime, holiday pay, retroactive pay, workers' compensation payments made by the Employer, benefit hour payments, and discretionary bonuses that are not deferred under Section 4.4;
     (2) any discretionary bonuses that would have been received in such payroll period but are deferred under Section 4.4; plus (3) the amounts deferred for such payroll period under Section 4.1 and under any plan maintained by the Employer under Code Section 125 or 401(k).


          (c) For purposes of any Profit-Sharing Contributions made on behalf of a Participant for any Plan Year, the Participant's Eligible Earnings shall consist of: (1) the following amounts received by the Participant for such Plan Year: the Participant's regular base wages or salary, commissions, overtime, holiday pay, retroactive pay, workers' compensation payments made by the Employer, benefit hour payments, and discretionary bonuses; (2) any discretionary year-end bonuses that would have been received in such Plan Year but are deferred under Section 4.4; plus (3) the amounts deferred for the Plan Year under Section 4.1 and under any plan maintained by the Employer under Code Section 125 or 401(k). Solely for purposes of determining the amount of a Participant's Profit-Sharing Contribution, Eligible Earnings in excess of the maximum compensation rate under Code Section 401(a)(17) (determined without regard to the reduction to $150,000 (i.e., $250,000 for 1996) as further indexed for cost of living by reference to the annual percentage change of the CPI-U, U.S. City Average, All Items (non-seasonally adjusted) for the period from August to August of the preceding year (i.e., the annual change published in September of the year prior to the year the compensation limit is in effect)) shall be disregarded.

Notwithstanding the foregoing, the term "Eligible Earnings" for any purpose under the Plan shall not include any fringe benefits (such as car allowances and relocation reimbursements).

          2.9 Eligible Employee means any Employee who is member of a select group of management or highly compensated employees as determined by the Retirement Committee in accordance with
               Section 3.1.

          2.10 Employee means a common law employee of the Company or an Affiliated Company.

          2.11 Employee Deferral Contributions means the salary reduction contributions made at the direction of a Participant by his Employer pursuant to Article 4.

          2.12 Employer means the Company, Carnival Cruise Lines or any other Affiliated Company which has adopted this Plan under Section 10.3.

          2.13 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

          2.14 Hour of Service means an hour for which an Employee directly or indirectly receives, or is entitled to receive, remuneration from an Employer or an Affiliated Company in relation to his employment, including hours credited for vacation, holiday, sickness or disability (which shall be credited to the Employee with respect to the period for which remuneration is paid) and hours for which back pay has been paid, awarded or agreed to (irrespective of mitigation of damages) by the Employer or Affiliated Company, which shall be credited to the Employee for the period to which the award or agreement pertains rather than the period in which the award or agreement is made. Notwithstanding the foregoing, the following special rules shall apply in determining an Employee's Hours of Service:

          (a) An Employee who is classified as "exempt" or "salaried" by his Employer shall be credited with 90 Hours of Service for each bi-weekly period in which the Employee is credited with at least one
     Hour of Service, and an Employee who is classified as "non-exempt" or "hourly" by his Employer shall be credited with the actual number of Hours of Service credited under this Section 2.14.

          (b) In no event shall more than 501 Hours of Service be credited to an Employee on account of any single period (other than any period of paid Permitted Leave) during which the Employee performs no duties.

          (c) In no event shall an Employee be credited with any Hours of Service for which the Employee directly or indirectly receives, or is entitled to receive, remuneration from any entity before it becomes an Affiliated Company.

          (d) Hours of Service shall be credited to an Employee in accordance with the records of the Employee's Employer and Department of Labor Regulations Section 2530.200b-2.

          2.15 Matching Contributions means the contributions made by an Employer, pursuant to Section 5.1, on behalf of a Participant who elects to make Employee Deferral
               Contributions.

          2.16 Parental Leave means an Employee's paid or unpaid leave of absence from employment with the Employee's Employer because of pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with adoption of the child or caring for a child immediately following birth or adoption. An Employee's Employer shall determine the first and last day of any Parental Leave taken by the Employee.

          2.17 Participant means an Eligible Employee who satisfies the participation requirements under Article 3.

          2.18 Permanent Disability means a Participant's disability that, in the discretion of the Committee or its delegate, causes the Participant to be completely unable to perform any and every duty pertaining to his employment with the Company or an Affiliated Company, provided, however, a Participant will not be considered to have a Permanent Disability if: (a) such Participant is engaged in any occupation or employment for wage or profit or (b) such disability is the result of an intentionally self-inflicted injury, participating in a riot, committing a felony or any type of assault or engaging in an illegal occupation or illegal conduct.

          2.19 Permitted Leave means an Employee's approved leave of absence from employment with his Employer for any reason other than Termination of Employment, including but not limited to military service, illness, disability (other than Permanent Disability), pregnancy, educational pursuits, service as a juror, temporary employment with a government agency, or any other leave of absence approved by the Employee's Employer. In approving a Permitted Leave, an Employee's Employer shall determine the dates as of which the Permitted Leave shall begin and end.

          2.20 Plan means The Carnival Corporation "Fun Ship " Nonqualified Savings Plan, the Plan set forth herein, as amended from time to time.

          2.21 Plan Year means the 12-consecutive month period commencing January 1st and ending on the following December 31st.

          2.22 Profit-Sharing Contributions means the contributions made on behalf of each eligible Participant pursuant to
               Section 5.3.

          2.23 Retirement means the later of: (a) the time a Participant attains age 65, or (b) the fifth anniversary of the time the Participant commences participation in the Plan.

          2.24      Retirement Committee (or Committee) means the
               Retirement Committee as appointed under The Carnival Corporation "Fun Ship " Savings Plan.

          2.25 Severe Financial Hardship means a severe financial hardship that includes (a) unreimbursed health care expenses described in section 213(d) of the Code for the Participant, his or her spouse or any of the Participant's dependents as defined in Section 152 of the Code; (b) reasonable costs related to the purchase of the Participant's primary residence; (c) tuition payment for 12 months of post-secondary education (not to include trade schools, beauty college, etc.) for the Participant, his or her spouse or dependents; and (d) payments necessary to prevent the eviction of the Participant from his or her primary residence or foreclosure on the mortgage of that residence.

          2.26 Spouse means the person who is legally married to an Employee according to the law of the Employee's residence.

          2.27 Termination of Employment means a Participant's termination of employment with his Employer and any Affiliated Company, whether voluntary or involuntary, for any reason, including but not limited to quit, discharge, Retirement, death or Permanent Disability, and other than for Parental Leave, Permitted Leave, transfers from shoreside employment (or vice-versa), or transfers between an Employer and an Affiliated Company.

          2.28 Valuation Date means any day on which the New York Stock Exchange or any successor to its business is open for trading, or such other date as may be designated by the Retirement Committee.

          2.29 Year of Service means any calendar year for which an Employee is credited with at least 1,000 Hours of Service.
                                ARTICLE 3.   ELIGIBILITY TO PARTICIPATE

          3.1 Determination of Eligible Employee Status: Prior to each calendar quarter, beginning with the calendar quarter that begins on the Effective Date, the Retirement Committee or delegate will determine which Employees are Eligible Employees. An Employee who is determined to be an Eligible Employee shall thereafter become a Participant in accordance with Section 3.2.

          3.2 Commencement of Participation: Each Eligible Employee shall be provided an opportunity to designate the percentage of his Compensation to be deferred under Section 4.1 and to irrevocably designate the percentage or dollar amount of his annual Bonus to be deferred under Section 4.4 ("Bonus Deferral"). Any such Eligible Employee who makes such a designation shall become a Participant on the first day of the payroll period that coincides with or immediately follows the first day of the calendar quarter subsequent to the Retirement Committee's determination of Eligible Employee status under
               Section 3.1, provided the Eligible Employee is employed as of such date. Any such designation must be made in the manner authorized by the Retirement Committee and must be accompanied by:

          (a) an authorization for the Eligible Employee's Employer to make regular payroll deductions to cover the amount of such deferrals elected pursuant to Section 4.1;

          (b) an irrevocable authorization to defer receipt of a percentage or a dollar amount of future Bonus amounts as elected under Section 4.4.

          (c) an investment election with respect to any Employee Deferral Contributions, Bonus Deferrals, and the vested portion of any future Matching Contributions or Profit-Sharing Contributions under Section 6.3;

          (d)  a designation of Beneficiary; and

          (e) a designation as to the form and timing of the distribution of the vested portion of his Participant Account.

Notwithstanding the foregoing, an Eligible Employee's failure to designate a contribution percentage or a bonus deferral percentage or bonus deferral amount under the first sentence of this Section 4.2 shall not affect his status as a Participant for purposes of an allocation of a Profit-Sharing Contribution in accordance with the requirements of Section 5.3. However, such an Eligible Employee must make a designation under subsection (c), (d) and (e) above as a condition of becoming a Participant for purposes of
Section 5.3 and Article 7.

Further, notwithstanding the foregoing, in advance of the December 1 preceding each Plan Year, the Committee shall designate those Employees who are, or are expected to be, participants in The Carnival Corporation "Fun Ship " Savings Plan for such Plan Year who shall be an Eligible Employee under this Plan solely for purposes of making Bonus Deferrals pursuant to
Section 4.4. Any such Eligible Employee shall not be eligible to authorize Employee Deferral Contributions pursuant to Section 4.1 for such Plan Year and shall not be eligible to receive an allocation of any Profit-Sharing Contribution under Section 5.3 for such Plan Year.

          3.3 Cessation of Participation: A Participant shall cease to be a Participant as of the day all distributions to the Participant and the Participant's Beneficiaries have been made or upon the determination by the Retirement Committee that the Participant is no longer an Eligible Employee.


                               ARTICLE 4.   EMPLOYEE DEFERRALS

          4.1 Employee Deferral Contributions: Each Participant may authorize the Employer by which he is employed, in the manner described in Section 3.2, to have an Employee Deferral Contribution made on his behalf. Such election shall apply to the Participant's Eligible Earnings attributable to services performed subsequent to the election. Such Employee Deferral Contribution shall be a stated whole percentage of the Participant's Eligible Earnings, equal to not less than 1% nor more than 100%, as designated by the Participant. The percentage of Eligible Earnings designated by a Participant to measure the Employee Deferral Contributions to be made on the Participant's behalf shall remain in effect, notwithstanding any change in his Eligible Earnings, until he elects to change or suspend such percentage in accordance with Section 4.2 or
               Section 4.3, below.

          4.2 Changes in Contributions: A Participant may change his contribution percentage election under Section 4.1 at any time by applying to make such change in the manner prescribed by the Committee. Any such change shall become effective as of the first full payroll period that begins coincident with or immediately following the first day of the calendar quarter following the date the Participant applies to make such change.


          4.3 Suspension of Contributions: A Participant may suspend his Employee Deferral Contributions at any time by applying for a suspension in the manner prescribed by the Committee. Any such suspension shall become effective as soon as administratively practicable following the date the Participants applies for the suspension. A Participant whose Employee Deferral Contributions have been suspended under this subsection may resume having Employee Deferral Contributions made on his behalf by applying to change his contribution percentage election in accordance with Section 4.2.

          4.4 Bonus Deferrals: By November 30 of each year, each Participant may authorize, in the manner authorized by the Retirement Committee, to defer a portion of his Bonus that would otherwise be payable for services performed in the twelve-month period beginning on the December 1 immediately following such November 30. A Participant's annual election to defer a Bonus shall be irrevocable, except that the Retirement Committee may permit a Participant to waive the remainder of his Bonus deferral commitment upon a finding that the Participant has suffered a Severe Financial Hardship.

          4.5       Vesting of Elective Deferral Contributions and Bonus
               Deferrals: A Participant's Elective Deferral Contributions and earnings thereon, and deferrals of Bonus amounts and earnings thereon, shall be fully vested and nonforfeitable at all times.

                                ARTICLE 5.   EMPLOYER CONTRIBUTIONS

          5.1 Matching Contributions: An Eligible Employee shall become a Participant for purposes of this Section 5.1 only after being credited with at least 1,000 Hours of Service in the 12-month period commencing with the first day on which he is credited with an Hour of Service or in any Plan Year that commences after such day. Once such Eligible Employee becomes a Participant, his Employer shall contribute an amount equal to 50% of the Participant's Employee Deferral Contributions, up to a maximum amount that does not exceed the lessor of (1) 50% of the applicable dollar limit in effect under Code Section 402(g)(5) for such Plan Year, or (2) 50% of 6% of the Participant's Eligible Earnings for such Plan Year. Matching Contributions shall be made as soon as practicable after the end of each payroll period.

          5.2 Vesting of Matching Contributions: Matching Contributions made on behalf of a Participant and earnings thereon shall be fully vested and nonforfeitable upon the Participant's Termination of Employment solely by reason of his Retirement, death or Permanent Disability. In the absence of any of the preceding events, Matching Contributions made on behalf of the Participant, and earnings thereon, shall vest in accordance with the schedule set forth below:

          Years of Service                Percent Vested

            Less than 2                        0%
               2                              25%
               3                              50%
               4                              75%
             5 or more                       100%

          5.3 Profit-Sharing Contributions: An Eligible Employee who is not a participant in The Carnival Corporation "Fun Ship " Savings Plan shall be eligible for an allocation of a Profit-Sharing Contribution under this Section 5.3 only after being credited with at least 1,000 Hours of Service in the
            12-consecutive month period commencing with the first day on which he is credited with an Hour of Service or in any Plan Year that commences after such day. Following the end of each Plan Year, the Employers, at their discretion, shall contribute to the Account of each Eligible Participant (as defined below) an amount equal to a specified percentage of such Participant's Eligible Earnings, according to each Participant's Years of Service, determined as of the end of such Plan Year, under the following schedule:

          Years of Service                Percent of Eligible Earnings

            Less than 2                      0%
            2 - 5                            1%
            6 - 9                            2%
            10 - 13                          3%
            14 - 16                          5%
            17 - 19                          7%
            20 - 22                          9%
            23 - 25                          12%
            26 or more                       15%

     For purposes of this Section 5.3, the term "Eligible Participant" shall mean, with respect to any Plan Year, each Participant who is credited with a Year of Service for such Plan Year and is employed by the Employer on the last calendar day of such Plan Year.

          5.4 Vesting of Profit-Sharing Contributions: Profit-Sharing Contributions made on behalf of a Participant and the earnings thereon shall be fully vested and nonforfeitable upon the Participant's Termination of Employment solely by reason of his Retirement, death or Permanent Disability. In the absence of any of the preceding events, the Profit-Sharing Contributions made on behalf of the Participant, and earnings thereon, shall vest in accordance with the schedules set forth below:

          Years of Service                  Percent Vested

               Less than 5                            0%
                5 or more                           100%

                                ARTICLE 6.   INVESTMENTS AND PARTICIPANT
                                             ACCOUNTS

          6.1 Establishment of Accounts: The Retirement Committee shall establish and maintain a separate account in the name of each Participant (to be referred to herein as "Participant Account") and shall establish the following subaccounts under each Participant Account:

          (a) an Employee Deferral Contributions Subaccount to which shall be credited the Participant's Employee Deferral Contributions and any earnings and losses credited thereto;

          (b) a Bonus Deferral Subaccount to which shall be credited the Participant's Bonus Deferrals and any earnings and losses credited thereto;

          (c) a Matching Contributions Subaccount to which shall be credited any Matching Contributions made on the Participant's behalf and any earnings and losses credited thereto; and

          (d) a Profit-Sharing Subaccount to which shall be credited any Profit-Sharing Contributions made on the Participant's behalf and any earnings and losses credited thereto.

Each Participant shall receive a quarterly statement reflecting his Participant Account balance.

          6.2 Obligation of the Company: Individual benefits under the Plan are payable as they become due solely from assets allocated to individual Plan accounts in a rabbi trust or from the general assets of the Company. To the extent a Participant or any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured creditor of the Company. Neither this Plan nor any action taken pursuant to the terms of this Plan shall be considered to create a fiduciary relationship between the Company and the Participants or any other persons or to require the establishment of a trust in which the assets are beyond the claims of any unsecured creditor of the Company.

          6.3 Establishment of Investment Funds: The Retirement Committee will establish one or more Investment Funds (such as those described in Appendix A) which will be maintained for the purpose of determining the investment return to be credited to each Participant's Account. The Retirement Committee may change the number, identity or composition of the Investment Funds from time to time. Each Participant will indicate the Investment Funds based on which vested amounts allocated in accordance with Articles 4 and 5 are to be adjusted. Each Participant's Account will be increased or decreased by the net amount of investment earnings or losses that it would have achieved had it actually been invested in the deemed investments. The Company is not required to purchase or hold any of the deemed investments. Investment Fund elections must be made in a minimum of 1% increments and at such times and in such manner as the Retirement Committee will specify. A Participant may change his Investment Fund election periodically in such manner as the Retirement Committee may specify. Any such change shall become effective as of the first business day coincident with or immediately following the first day of the calendar quarter following the date the Participant applies to make such change. The Retirement Committee shall designate the deemed investments in which the nonvested portion of each Participant's Account, if any, shall be invested. As the vested portion of a Participant's Account increases, the investment of such amounts shall remain invested in the deemed investment designated by the Committee until the Participant requests a change in accordance with this Section. If a Participant fails to make an Investment Fund election, the amount in the Participant's Account will be deemed to have been invested in a money market fund or any other fund as determined by the Retirement Committee.

          6.4       Crediting Investment Results:  No less frequently than as
               of each Valuation Date, each Participant Account will be
               increased or decreased to reflect investment results.  Each
               Participant Account will be credited with the investment return of the investment funds in which the Participant elected to be deemed to participate.  The credited investment return is
               intended to reflect the actual performance of the Investment
               Funds net of any applicable investment management fees or
               administrative expenses determined by the Company.
               Notwithstanding the above, the amount of any payment of Plan benefits pursuant to Article 7 or upon Plan termination shall be determined as of Valuation Date preceding the date of payment.

                               ARTICLE 7.   DISTRIBUTIONS

          7.1 Form and Timing of Distribution: Each Participant shall elect the form and timing of the distribution with respect to the entire vested portion of his Participant Account at such time and in the manner authorized by the Retirement Committee. Any distribution election made under this Plan shall supersede any form and timing distribution election made under the Carnival Corporation Nonqualified Deferred Compensation Plan.

          (a) Form of Payment: The Participant's election shall indicate the form of distribution of the entire vested portion of his Participant Account in a lump sum or monthly installments over 5 or 10 years.

          (b) Time of Payment: The Participant's election shall indicate that payment shall be made (in the case of a lump sum election) or shall commence (in the case of an installment election):

               (1) as soon as administratively practicable following the Participant's Termination of Employment;

               (2) as soon as administratively practicable following the calendar year of the Participant's Termination of Employment;

               (3) in the month following the earlier of (A) the Participant's attainment of age 55 and 15 Years of Service, or
          (B) the Participant's attainment of age 65, provided that the Participant is no longer employed as of such date; or

               (4)  in a specific month and year.

     Notwithstanding the foregoing, if a Participant elects his distribution to be made or commenced in accordance with paragraph (3) above, and such date falls before the Participant's Termination of Employment, the Participant's distribution shall be made or commenced in accordance with paragraph (1) above. Further, if a Participant elects his distribution to be made or commenced in accordance with paragraph (4) above, and such date falls before the Participant's Termination of Employment, the Participant must complete new designations and authorizations pursuant to Section 3.2 in order to continue making Employee Deferral Contributions and/or Bonus Deferrals, and to continue receiving Matching Contributions and/or Profit-Sharing Contributions on his behalf.

Notwithstanding the foregoing, subject to the approval of the Retirement Committee, a Participant may change his form and timing election applicable to his Participant Account once every five years, provided that such request to change is made at least twelve (12) consecutive months prior to the date on which such distribution would otherwise have been made or commenced.

          7.2 Distribution after Death: Notwithstanding the foregoing, if a Participant dies prior to receiving the entire amounts in his Account, the remaining vested amounts shall be paid in a lump sum to the Participant's Beneficiary designated on the Election Agreement as soon as practicable following the end of the month in which the Retirement Committee is notified of the Participant's death. The amount of any such distribution shall be determined as of the Valuation Date in the month in which the Retirement Committee is notified.

          7.3 Distribution after Permanent Disability: Notwithstanding the foregoing, if a Participant incurs a Permanent Disability, distributions hereunder shall commence, in accordance with the form of distribution previously elected by the Participant, as soon as practicable following end of the month in which the Retirement Committee is notified of the Participant's Permanent Disability. The amount of any such distribution shall be determined as of the Valuation Date in the month in which the Retirement Committee is notified.

          7.4       Distribution Due to Severe Financial Hardship:
               Notwithstanding the foregoing, distributions hereunder may commence if the Retirement Committee determines, based upon uniform, established standards, that the Participant has: (a) suffered a Severe Financial Hardship, and (b) exhausted all other financial resources that are reasonably available to such Participant. Upon such determination, the Participant will receive an amount necessary to satisfy the Severe Financial Hardship but in no event will the Participant receive less than $500, nor more than the total of all deferrals made by the Participant and all vested contributions made on the Participant's behalf, plus interest credited to the Participant's Account as of the date of the distribution. The Retirement Committee shall determine the Investment Fund or Funds under Section 6.3 from which the amount necessary to satisfy the Severe Financial Hardship shall be distributed. The Participant shall be limited to two distributions due to Severe Financial Hardship each calendar year.

                        ARTICLE 8.   ADMINISTRATION

          8.1 Administration: The Plan shall be administered by the Retirement Committee, as appointed under The Carnival Corporation "Fun Ship " Savings Plan. The provisions of
               Article 11 of The Carnival Corporation "Fun Ship " Savings Plan are hereby incorporated by reference. Notwithstanding anything to the contrary in such provisions, the Retirement Committee shall have the full and exclusive discretionary authority to administer the Plan, and any responsibilities and duties under this Plan which are not specifically delegated to anyone else. Responsibility for determining the eligibility of Employees and establishing the requirements for participation shall be vested in the Committee, which shall be responsible for any interpretation of the Plan that may be required.
               Notwithstanding the foregoing, the Committee may delegate any of its administrative duties as necessary to persons who are not Committee members.

          8.2 Plan Expenses: The expenses of administering the Plan shall be borne by the Company. No member of the Retirement Committee shall receive any remuneration for service in such capacity. However, expenses of the Retirement Committee or its members paid or incurred in connection with administering the Plan shall be reimbursed by the Company.

          8.3 Indemnification: The Company shall indemnify and hold harmless the members of the Committee and those so delegated by the Committee who perform administrative tasks for the Plan against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.

          8.4 Claims Procedure: Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Retirement Committee or its delegate, which shall respond in writing as soon as practicable. If the claim or request is denied, the written notice of denial shall state:

          (a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

          (b) A description of any additional material or information required and an explanation of why it is necessary.

          (c)  An explanation of the Plan's claim review procedure.

          8.5 Claims Review Procedure: Any person whose claim or request is denied or who has not received a response within 30 calendar days may request review by notice given in writing to the Retirement Committee or its delegate. The claim or request shall be reviewed by the Retirement Committee or its delegate, either of whom may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

     The decision on review shall normally be made within 60 calendar days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be 120 calendar days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and binding on all parties concerned.

                                ARTICLE 9.   AMENDMENT AND TERMINATION

     It is the intention of the Company to continue this Plan indefinitely. Nevertheless, subject to the provisions hereinafter set forth, the Board may, at any time or from time to time, by written resolution modify or discontinue the Plan in whole or in part and reduce, suspend or discontinue contributions hereunder; provided, however, that no action may be taken which, by reason thereof, will discontinue or reduce the amount of payments (except as may be required pursuant to any plan arising from insolvency or bankruptcy proceedings) to any Participant who has had a Termination of Employment or incurred a Permanent Disability and no action may be taken which, by reason thereof, will reduce the vested amount in any Participant Account. Any modification or amendment of the Plan may be made retroactive if it does not violate the preceding sentence or if, notwithstanding such preceding sentence, the modification or amendment is necessary or appropriate to conform the Plan to, or to satisfy the conditions of, ERISA, the Code, or any other law, governmental regulation or ruling.

                                ARTICLE 10.  GENERAL PROVISIONS

          10.1 Non-Alienation of Benefits: Except as otherwise provided by law, no person shall have the right to assign, alienate, transfer, hypothecate or otherwise subject to lien an interest in or benefit under the Plan nor shall benefits under the Plan be subject to the claims of any creditor.

          10.2 Adoption by Affiliated Company: Any Affiliated Company, whether or not presently existing, may, with the written approval of the Board, adopt this Plan by proper corporate action.

          10.3 Withdrawal: Any Employer may at any time withdraw from the Plan upon giving the Board and the Retirement Committee at least 30 calendar days written notice of its intention to withdraw. The Board in its discretion may require, in writing, that an Employer withdraw from the Plan.

          10.4 No Right to Employment: The Plan confers no right upon any Employee to continue employment with his Employer or any Affiliated Company.

          10.5 Participant's Rights Unsecured: The right of any Participant or beneficiary to receive payment under the provisions of the Plan shall be as an unsecured claim against the general assets of the Company or a participating subsidiary, as the case may be, and no provisions contained in the Plan shall be construed to give any Participant or beneficiary at any time a security interest in the Participant's account or any asset of the Company or a subsidiary. The liabilities of the Company or a subsidiary to any Participant or beneficiary pursuant to the Plan shall be those of a debtor pursuant to such contractual obligations as are created by the Plan. Accounts, if any, which may be set aside by the Company or subsidiaries for accounting purposes shall not in any way be held in trust for, or to be subject to the claims of a Participant or Beneficiary.

          10.6 Withholding: There shall be deducted from all payments under this Plan the amount of any taxes required to be withheld by any Federal, state or local government. The Participants and their beneficiaries, distributees, and personal representatives will bear any and all Federal, foreign, state, local or other income or other taxes imposed on amounts paid under this Plan.

          10.7 Severability: In the event any provision of this Plan would serve to invalidate the Plan, that provision shall be deemed to be null and void, and the Plan shall be construed as if it did not contain the particular provision that would make it invalid.

          10.8 Controlling Law: The Plan shall be governed by the laws of the State of Florida, except to the extent preempted by ERISA and any other law of the United States.


                             SIGNATURE


     IN WITNESS WHEREOF the undersigned has caused this instrument to be executed this 31st day of December, 1997.

                      CARNIVAL CORPORATION

                      BY:/s/ Micky Arison






Attest:

_____________________

                                APPENDIX A

                 INVESTMENT FUNDS AVAILABLE UNDER THE PLAN

     Investment Funds may be added to or eliminated from the Plan at any time at the discretion of the Retirement Committee. The following types of Investment Funds are available under the Plan on and after the Effective
Date:


1. Name of Fund
2. Type of Fund
3. Description of Fund


1. Merrill Lynch Reserves Money Fund
2. Stable Value Fund
3. Invests primarily in a broadly
   diversified portfolio of Guaranteed
   Investment Contracts and in
   obligations of U.S. government-agency
   securities as well as high-quality money market securities.


1. Alliance Bond Corporate Fund
2. Corporate Bond Fund
3. Normally invests at least 65% of
   assets in investment-grade debt
   securities.  May hold corporate
   bonds, convertibles, U.S.
   Government obligations, and dollar-denominated foreign debt.


1. Merrill Lynch Global Allocation Fund, Inc.
2. Global Asset Allocation Fund
3. Fully managed investment policy
   using U.S. and foreign equity, debt
   and money market securities, the
   combination of which will be varied
   from time to time (with respect to
   types of securities and markets) in
   response to changing market and
   economic trends.


1. Merrill Lynch S&P 500 Index Fund
2. Index Fund
3. Seeks to provide investment results
   that, before expenses, mirror the
   total return of the Standard &
   Poor's (S&P) 500 Composite Stock
   Price Index by allocating
   investments among common stocks in
   approximately the same weighting as
   the S&P Index.


1. Davis New York Venture Fund
2. Large-Cap Growth Fund
3. Invests in common stocks and
   convertible securities that
   management believes have above-average appreciation potential.
   The fund may also invest up to 10%
   of its assets in securities of
   foreign issuers and up to 10% of
   its assets in restricted
   securities.


1. Merrill Lynch Growth Fund
2. Mid-Cap Growth Fund
3. Invests in securities that
   management considers to be
   undervalued.  Emphasizes securities
   of issuers with a market
   capitalization of $500 million or
   greater, but has the flexibility to
   invest in smaller capitalization
   companies.  Also may invest up to
   20% of its total assets in foreign
   securities.


1. Pioneer Capital Growth Fund
2. Small-Cap Growth Fund
3. Normally invests at least 80% of
   assets in common stocks issued
   primarily by small-capitalization
   companies.  May also invest in
   convertible bonds, preferred stock
   and upon to 25% of its assets in
   foreign securities.


1. Hotchkis & Wiley International Equity Fund
2. International Growth Fund
3. Seeks to provide current income and
   long-term growth of income,
   accompanied by growth of capital.
   Actively managed with a value-driven, bottom-up approach to stock selection, looking for companies with potential for growth in book value and in dividend increases.